EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2021 Financial Results

SEATTLE, May 5, 2021 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2021.

“We started the year strong with revenue increasing 84% year over year, driven by growth in both our sequencing and development revenue categories,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “I am encouraged by the solid momentum across all areas of our business as we continue to capitalize on the multiple opportunities originating from our platform.”

Recent Highlights

•	Revenue of $38.4 million for the first quarter 2021, representing an 84% increase from the first quarter 2020
•	clonoSEQ clinical sequencing volume for the first quarter 2021 grew 35% versus prior year
•

Recognized $7.0 million in MRD regulatory milestones resulting from two biopharmaceutical partners who used data from our MRD assay to support their respective U.S. Food and Drug Administration (FDA) drug approvals

•	Received Emergency Use Authorization (EUA) from FDA for T-Detect™ COVID to confirm recent or prior COVID-19 infection
•	Generated new data that confirms the ability of T-Detect to diagnose patients with Crohn’s disease and distinguish between patients with colitis
•	Named Leslie Trigg and Katey Einterz Owen, PhD to the Board of Directors

First Quarter 2021 Financial Results

Revenue was $38.4 million for the quarter ended March 31, 2021, representing an 84% increase from the first quarter in the prior year. Sequencing revenue was $15.2 million for the quarter, representing a 60% increase from the first quarter in the prior year. Development revenue was $23.3 million for the quarter, representing a 103% increase from the first quarter in the prior year.

Operating expenses were $79.7 million for the first quarter of 2021, compared to $55.5 million in the first quarter of the prior year, representing an increase of 44%.

Net loss was $40.6 million for the first quarter of 2021, compared to $31.4 million for the same period in 2020.

Adjusted EBITDA (non-GAAP) was a loss of $30.1 million for the first quarter of 2021, compared to a loss of $28.0 million for the first quarter of the prior year.

Cash, cash equivalents and marketable securities was $745.0 million as of March 31, 2021.

2021 Financial Guidance

Adaptive Biotechnologies expects full year 2021 revenue to be in the range of $145 million to $155 million, representing 52% growth at the mid-point of the range over full year 2020 revenue.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter 2021 financial results after market close on Wednesday, May 5, 2021 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss adjusted for interest and other income, net, income tax benefit (expense), depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

•	all expenditures or future requirements for capital expenditures or contractual commitments;
•	changes in our working capital needs;
•	income tax benefit (expense), which may be a necessary element of our costs and ability to operate;
•	the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
•	the non-cash component of employee compensation expense; and
•	the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Sequencing revenue	$15,174	$9,469
Development revenue	23,268	11,441
Total revenue	38,442	20,910
Operating expenses
Cost of revenue	9,991	5,343
Research and development	33,772	23,935
Sales and marketing	20,604	14,007
General and administrative	14,936	11,821
Amortization of intangible assets	419	424
Total operating expenses	79,722	55,530
Loss from operations	(41,280)	(34,620)
Interest and other income, net	638	2,894
Income tax benefit	—	323
Net loss	$(40,642)	$(31,403)
Net loss per share attributable to common shareholders, basic and diluted	$(0.29)	$(0.25)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	138,967,754	126,058,389

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$173,624	$123,436
Short-term marketable securities (amortized cost of $540,016 and $564,036, respectively)	540,640	564,833
Accounts receivable, net	19,754	10,047
Inventory	17,422	14,063
Prepaid expenses and other current assets	13,520	14,535
Total current assets	764,960	726,914
Long-term assets
Property and equipment, net	56,308	39,692
Operating lease right-of-use assets	88,504	99,350
Long-term marketable securities (amortized cost of $30,681 and $118,429, respectively)	30,688	118,525
Restricted cash	2,138	2,138
Intangible assets, net	9,806	10,225
Goodwill	118,972	118,972
Other assets	717	598
Total assets	$1,072,093	$1,116,414
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,197	$3,237
Accrued liabilities	13,484	13,162
Accrued compensation and benefits	5,431	11,950
Current portion of operating lease liabilities	4,308	3,529
Current portion of deferred revenue	78,348	73,319
Total current liabilities	106,768	105,197
Long-term liabilities
Operating lease liabilities, less current portion	95,252	104,333
Deferred revenue, less current portion	144,356	163,618
Total liabilities	346,376	373,148
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2021 and December 31, 2020; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2021 and December 31, 2020; 139,884,698 and 137,646,896 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	14	14
Additional paid-in capital	1,277,197	1,253,971
Accumulated other comprehensive gain	631	893
Accumulated deficit	(552,254)	(511,612)
Total Adaptive Biotechnologies Corporation shareholders’ equity	725,588	743,266
Noncontrolling interest	129	—
Total shareholders’ equity	725,717	743,266
Total liabilities and shareholders’ equity	$1,072,093	$1,116,414

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and our net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2021	2020
Net loss	$(40,642)	$(31,403)
Interest and other income, net	(638)	(2,894)
Income tax benefit	—	(323)
Depreciation and amortization expense	2,671	1,978
Share-based compensation expense	8,484	4,675
Adjusted EBITDA	$(30,125)	$(27,967)